                                 EXHIBIT (a)(6)

         GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER
                             ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE
PAYER -- Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer Identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer.

====================================================================  ============================================================
                                         GIVE THE                                                           GIVE THE EMPLOYER
FOR THIS TYPE OF ACCOUNT:                SOCIAL SECURITY              FOR THIS TYPE OF ACCOUNT:             IDENTIFICATION
                                         NUMBER OF --                                                       NUMBER OF --
====================================================================  ============================================================
 1. An individual's account              The individual                8. A valid trust, estate, or          Legal entity (Do not
                                                                          pension trust                      furnish the
                                                                                                             identifying number of
                                                                                                             the personal
                                                                                                             representative or
                                                                                                             trustee unless the
                                                                                                             legal entity itself is
                                                                                                             not designated in
                                                                                                             the account title)(5)


 2. Two or more individuals (joint       The actual owner of the       9. Corporate                          The corporation
    account)                             account or, if combined
                                         funds, the first
                                         individuals on the
                                         account(1)

 3. Husband and wife (joint account)     The actual owner of the      10. Religious, charitable, or          The organization
                                         account, or, if joint            educational organization
                                         funds, either person(1)          account

 4. Custodian account of a minor         The minor(2)                 11. Partnership account held in        The partnership
    (Uniform Gift to Minors Act)                                          the name of the business

 5. Account in the name of guardian      The ward, minor, or          12. Association, club, or other        The organization
    or committee for a designated        incompetent person(3)            tax-exempt organization
    ward, minor, or incompetent
    person

 6. a. The usual revocable savings       The grantor-trustee(1)       13. A broker or registered             The broker or
       trust account (grantor is                                          nominee                            nominee
       also trustee)

    b. So-called trust account that      The actual owner(1)
       is not a legal or valid trust
       under State law

 7. Sole proprietorship account          The owner(4)                 14. Account with the Department        The public entity
                                                                          of Agriculture in the name
                                                                          of a public entity (such as
                                                                          State or local government,
                                                                          school district or prison)
                                                                          that receives agricultural
                                                                          program payments
====================================================================  ============================================================

(1) List first and circle the name of the person whose number you furnish.

(2) Circle the minor's name and furnish the minor's social security number.

(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.

(4) Show the name of the owner.

(5) List first and circle the name of the legal trust, estate, or pension trust.

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

OBTAINING A NUMBER
If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

PAYEES EXEMPT FROM BACKUP
WITHHOLDING

The following is a list of payees potentially exempt from backup withholding:
  - A corporation.
  - A financial institution.
  - An organization exempt from tax under section 501(a), or an individual retirement plan.
  - The United States or any agency or instrumentality thereof.
  - A State, the District of Columbia, a possession of the United States, or any subdivision of a foreign government, or any agency or instrumentality thereof.
  - A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.
  - An international organization or any agency, or instrumentality thereof.
  - A dealer in securities or commodities required to register in the U.S. or a possession of the U.S.
  - A real estate investment trust.
  - A common trust fund operated by a bank under section 584(a).
  - All exempt charitable remainder trust, or a non-exempt trust described in section 4947(a)(1).
  - An entity registered at all times under the Investment Company Act of 1940.
  - A foreign central bank of issue.

Payments of dividends and patronage dividends not generally subject to backup withholding include the following:
  - Payments to nonresident aliens subject to withholding under section 1441.
  - Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident partner.
  - Payments of patronage dividends where the amount received is not paid in money.
  - Payments made by certain foreign organizations.

Payments of interest not generally subject to backup withholding include the following:
  - Payments of interest on obligations issued by individuals.
    Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.
  - Payments of tax-exempt interest (including exempt interest dividends under section 852).
  - Payments described in section 6049(b)(5) to nonresident aliens.
  - Payments on tax-free covenant bonds under section 1451.
  - Payments made by certain foreign organizations.

Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, AND RETURN IT TO THE PAYER. ALSO SIGN AND DATE THE FORM.

  Certain payments other than interest, dividends, and patronage dividends, that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041A(a), 6045, and 6050A.

Privacy Act Notice -- Section 6109 requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to IRS. The IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 31% of taxable interest, dividends, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES

(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER. If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING. If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION. Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX
CONSULTANT OR THE INTERNAL REVENUE SERVICE